Exhibit 99.1

Contact:	Dave Farmer 508-293-7206 Farmer_dave@emc.com

EMC REPORTS SECOND-QUARTER 2009

FINANCIAL RESULTS

Highlights

•	Second-quarter consolidated revenue – $3.26 billion, up 3% sequentially; GAAP net income attributable to EMC – $205.2 million, up 6% sequentially

•	Second-quarter GAAP EPS of $0.10 and non-GAAP EPS of $0.18

•	Sequential revenue growth across all major geographies and business units within EMC Information Infrastructure business

•	Year to date operating cash flow of $1.44 billion; free cash flow of approximately $1.1 billion

•	Record cash and investments – $10 billion

•	Full-year 2009 business outlook – consolidated revenue of $13.8 billion; GAAP EPS of $0.51 and Non-GAAP EPS of $0.82

HOPKINTON, Mass. – July 23, 2009 – EMC Corporation (NYSE:EMC), the world leader in information infrastructure solutions, today reported second-quarter 2009 revenue of $3.26 billion, an increase of 3% sequentially and second-quarter GAAP net income attributable to EMC of $205.2 million, an increase of 6% sequentially. A continued focus on its technology leadership, global sales and service execution and achieving maximum operating efficiencies contributed to EMC’s sequential revenue and profit growth.

Second-quarter consolidated revenue of $3.26 billion declined 11% compared with the year-ago period or 8% adjusting for the impact from currency. Second-quarter 2009 GAAP net income attributable to EMC was $205.2 million or $0.10 per diluted share, compared with $360.1 million or $0.17 per diluted share for the second quarter of 2008. Second-quarter 2009 non-GAAP1 net income attributable to EMC was $358.9 million or $0.18 per diluted share, compared with $494.4 million or $0.24 per diluted share for the second quarter of 2008.2 In the second quarter, EMC generated operating cash flow of $574 million, free cash flow of $400 million and ended the quarter with record cash and investments of $10 billion. Year to date EMC generated operating cash flow of $1.44 billion and free cash flow of approximately $1.1 billion.

Joe Tucci, EMC Chairman, President and Chief Executive Officer, said, “This marks another quarter of solid execution, and I am proud of the EMC and VMware teams around the world that produced these results. We are focused on four of the hottest and fastest-growing areas of IT spending – next-generation fully virtualized data centers; cloud computing; virtualized desktops and clients; and next-generation backup, recovery and archive solutions. This, together with our market leading products, solutions, services and proven go-to-market model gives us confidence that EMC will continue to gain market share this year. When IT markets resume to more normal spending rates, we expect EMC will return to generating double-digit revenue growth.”

David Goulden, EMC Executive Vice President and Chief Financial Officer, said, “While global conditions remain challenging and our full-year view of declining IT spending remains unchanged, EMC’s second-quarter financial performance reflects customers’ budget stabilization and improved business predictability. Continued focus on helping customers address their most pressing IT priorities helped EMC’s Information Infrastructure business achieve balanced sequential revenue growth across all major geographies and in every business unit. Our sustained focus on cost containment and operational efficiency helped drive sequential growth in our Information Infrastructure gross and operating margins.”

Second-Quarter Highlights

EMC’s Information Infrastructure business revenue for the second quarter – comprising Information Storage, RSA Security, and Content Management & Archiving – was $2.80 billion, an increase of 5% sequentially. The business was driven by strong sequential growth of the company’s market-leading EMC CLARiiON mid-tier storage systems; EMC Celerra unified storage systems; EMC’s backup and recovery software; RSA information security solutions; and EMC Global Services. During the quarter, the business also benefited from new, industry-leading products, technology integrations and product enhancements from across EMC’s Information Infrastructure portfolio. Second-quarter highlights also included customer demand for EMC’s:

•

Market-leading networked storage solutions that deliver unprecedented levels of performance, scalability and efficiency, in particular EMC’s unified storage systems that connect to a variety of networks, its next-generation high-end systems for virtual data centers and its entire line of storage systems that leverage enterprise flash drives.

•

RSA security solutions helping customers solve their most complex information security requirements while efficiently running their security operations, with particular strength in the quarter from the RSA security information and event management solutions, RSA data loss prevention suite, and the RSA identity protection and verification suite.

•	Enterprise content management and archiving solutions that help customers advance business process and collaboration, while also driving efficiency, information governance and compliance.

•

Broad consulting and professional services portfolio enabling customers to meet their near-term cost containment, business agility and IT optimization requirements, while supporting their longer-term strategies in areas such as the next-generation virtual data center and cloud computing.

•

Expanding portfolio of increasingly strategic backup, recovery and archive solutions that leverage data deduplication to meet a variety of data protection requirements, maximize efficiency of storage environments and help customers curb costs.

EMC also announced today the successful completion of its tender offer for all outstanding shares of common stock of Data Domain, Inc., with stockholders tendering approximately 90.3% of outstanding Data Domain shares. Together with the 3.9% of outstanding Data Domain shares EMC previously purchased, EMC now controls approximately 94.2% of Data Domain shares outstanding. EMC expects to effect a second-step merger and close its acquisition of Data Domain today. Upon completion of the acquisition, Data Domain will form the foundation of a new, high-growth product division within EMC’s Information Storage business focused on the development and delivery of next-generation disk-based backup, recovery and archive solutions. For its quarter ending June 30, 2009, Data Domain achieved consolidated revenues of nearly $86 million, an increase of 40% compared with the year ago period.

VMware (NYSE: VMW), which is majority-owned by EMC, contributed second-quarter revenue of $455 million.

EMC consolidated second-quarter revenue from the United States was $1.68 billion, up 3% sequentially, and represented 52% of total second-quarter revenue. Revenue from EMC’s operations outside of the United States was $1.58 billion, up 4% sequentially, and represented 48% of total second-quarter revenue.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not give effect to the potential impact of mergers, acquisitions, divestitures or business combinations that may be announced or closed after the date hereof. These statements supersede all prior statements regarding business outlook and certain items impacting 2009 set forth in prior EMC news releases.

All dollar amounts and percentages set forth below should be considered to be approximations.

•

Consolidated EMC revenues are expected to be $13.8 billion in 2009, including $200 million of revenues from Data Domain. Consolidated third-quarter revenues are expected to increase 2% to 3% from the second quarter 2009 excluding revenues from the acquisition of Data Domain, and are expected to increase 4% to 5% including revenues from the acquisition of Data Domain.

•	Consolidated GAAP diluted earnings per share are expected to be $0.51 in 2009, including the negative impact of a little less than $0.02 per share from the acquisition of Data Domain.

•

Consolidated non-GAAP diluted earnings per share, excluding the impact of restructuring and acquisition-related charges, stock-based compensation expense, intangible asset amortization and a gain recognized from holdings in Data Domain common stock are expected to be $0.82 in 2009. The acquisition of Data Domain is expected to have a neutral impact on non-GAAP diluted EPS for the full-year 2009.

•

Consolidated restructuring and acquisition-related charges, stock-based compensation expense and intangible asset amortization are expected to be $0.04, $0.20 and $0.08 per diluted share, respectively in 2009. Expected to offset these charges is a $0.01 per diluted share gain recognized from holdings in Data Domain common stock.

•

Information storage GAAP gross margins are expected to be 50% for the second half of 2009. Excluding the impact of stock-based compensation expense, which impacts gross margins by 0.6% and intangible asset amortization, which impacts gross margins by 0.4%, information storage non-GAAP gross margins are expected to be 51% for the second half of 2009.

•

The consolidated GAAP income tax rate is expected to be 17% in 2009. Excluding the impact of restructuring and acquisition-related charges, stock-based compensation expense, intangible asset amortization and gain recognized from holdings in Data Domain common stock, which collectively impact the tax rate by 4%, the consolidated non-GAAP income tax rate is expected to be 21% for 2009.

•	In 2010, savings from cost reduction actions are expected to reduce the company’s 2008 cost base by $500 million.

•	In 2010, revenues from Data Domain and EMC Avamar products and services are expected to exceed $1 billion.

# # #

¹Items excluded from the non-GAAP results are stock-based compensation expense and intangible asset amortization for the second quarters of 2009 and 2008 and restructuring and other special charges for the second quarter of 2009. See attached schedules for reconciliation of GAAP to non-GAAP.

2The results for 2008 have been adjusted to give effect to the adoption of Statement of Financial Accounting Standards No. 160, “Non-controlling Interests in Consolidated Financial Statements-An Amendment of ARB No. 51” and FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”.

EMC, Avamar, CLARiiON and Celerra are registered trademarks of EMC Corporation. RSA is a registered trademark of RSA Security Inc. VMware is a registered trademark of VMware, Inc. All other trademarks used are the property of their respective owners.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) our ability to protect our proprietary technology; (iv) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (v) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vi) competitive factors, including but not limited to pricing pressures and new product introductions; (vii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (viii) component and product quality and availability; (ix) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (x) insufficient, excess or obsolete inventory; (xi) war or acts of terrorism; (xii) the ability to attract and retain highly qualified employees; (xiii) fluctuating currency exchange rates; (xiv) litigation that we may be involved in; and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures

This release contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC’s financial performance or liquidity prepared in accordance with GAAP. EMC’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures in this release.

Where specified in the accompanying schedules for various periods entitled “Reconciliation of GAAP to Non-GAAP,” certain items noted on each such specific schedule (including, where noted, amounts relating to stock-based compensation expense, intangible asset amortization and restructuring and other special charges) are excluded from the non-GAAP financial measures.

EMC’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of EMC’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes the above-listed items from its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by EMC’s management in their financial and operating decision-making because management believes they reflect EMC’s ongoing business in a manner that allows meaningful period-to-period comparisons. EMC’s management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company’s current financial results with the Company’s past financial results.

This release also includes disclosures regarding free cash flow which is a non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. EMC uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, service debt and fund ongoing operations. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC’s financial results as determined in accordance with GAAP.

EMC CORPORATION

Consolidated Income Statements

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008
		(As Adjusted)		(As Adjusted)
Revenues:
Product sales	$2,005,270	$2,461,651	$3,974,390	$4,802,081
Services	1,252,082	1,212,223	2,433,724	2,341,852

	3,257,352	3,673,874	6,408,114	7,143,933

Cost and expenses:
Cost of product sales	1,057,205	1,119,553	2,070,535	2,194,136
Cost of services	456,369	525,751	910,546	1,011,832
Research and development	397,881	442,502	781,174	876,016
Selling, general and administrative	1,051,204	1,135,674	2,075,977	2,217,889
In-process research and development	—	—	—	79,204
Restructuring and other special charges (credits)	33,234	—	48,806	(357)

Operating income	261,459	450,394	521,076	765,213

Investment income	31,343	58,730	71,187	135,870
Interest expense	(44,158)	(44,044)	(89,701)	(87,113)
Other income (expense), net	17	(2,811)	(10,741)	(7,574)

Income before tax	248,661	462,269	491,821	806,396
Income tax provision	38,045	94,432	75,860	180,751

Net income	210,616	367,837	415,961	625,645
Less: Net income attributable to the non-controlling interests in VMware, Inc.	(5,384)	(7,713)	(16,660)	(13,874)

Net income attributable to EMC Corporation	$205,232	$360,124	$399,301	$611,771

Net income per weighted average share, basic:
common shareholders:	$0.10	$0.18	$0.20	$0.30

Net income per weighted average share, diluted:
common shareholders:	$0.10	$0.17	$0.20	$0.29

Weighted average shares, basic	2,011,508	2,057,766	2,010,147	2,066,470

Weighted average shares, diluted	2,030,048	2,094,795	2,025,433	2,102,184

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended June 30, 2009

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and Other Special Charges	Operating Income	Other Expense, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income Attributable to VMware	Net Income Attributable to EMC	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
EMC Consolidated GAAP	$3,257,352	$1,513,574	$397,881	$1,051,204	$33,234	$261,459	$(12,798)	$248,661	$38,045	$210,616	$(5,384)	$205,232	$0.102	$0.101
Restructuring and other special charges	—	—	—	—	(33,234)	33,234	—	33,234	5,915	27,319	—	27,319	$0.014	$0.013

EMC Consolidated Adjusted (1)	3,257,352	1,513,574	397,881	1,051,204	—	294,693	(12,798)	281,895	43,960	237,935	(5,384)	232,551	$0.116	$0.114
Stock-based compensation expense	—	(22,257)	(43,715)	(55,912)	—	121,884	—	121,884	26,863	95,021	(7,324)	87,697	$0.044	$0.043
Intangible asset amortization	—	(30,535)	(3,221)	(25,656)	—	59,412	—	59,412	20,426	38,986	(350)	38,636	$0.019	$0.019

EMC Consolidated Non-GAAP (2)	$3,257,352	$1,460,782	$350,945	$969,636	$—	$475,989	$(12,798)	$463,191	$91,249	$371,942	$(13,058)	$358,884	$0.178	$0.177

EMC Information Infrastructure GAAP	$2,802,239	$1,432,563	$277,756	$838,141	$33,234	$220,545	$(12,818)	$207,727	$31,286	$176,441	$—	$176,441	$0.088	$0.087
Restructuring and other special charges	—	—	—	—	(33,234)	33,234	—	33,234	5,915	27,319	—	27,319	$0.014	$0.013

EMC Information Infrastructure Adjusted (3)	2,802,239	1,432,563	277,756	838,141	—	253,779	(12,818)	240,961	37,201	203,760	—	203,760	$0.101	$0.100
Stock-based compensation expense	—	(15,224)	(17,267)	(34,665)	—	67,156	—	67,156	16,388	50,768	—	50,768	$0.025	$0.025
Intangible asset amortization	—	(27,778)	(3,221)	(25,144)	—	56,143	—	56,143	19,272	36,871	—	36,871	$0.018	$0.018

EMC Information Infrastructure Non-GAAP (4)	$2,802,239	$1,389,561	$257,268	$778,332	$—	$377,078	$(12,818)	$364,260	$72,861	$291,399	$—	$291,399	$0.145	$0.144

VMware standalone GAAP	$455,675	$81,146	$121,380	$215,150	$—	$37,999	$872	$38,871	$6,336	$32,535	$—	$32,535	$0.016	$0.016
GAAP adjustments and eliminations	(562)	(135)	(1,255)	(2,087)	—	2,915	(852)	2,063	423	1,640	(5,384)	(3,744)	$(0.002)	$(0.002)

VMware within EMC GAAP (5)	455,113	81,011	120,125	213,063	—	40,914	20	40,934	6,759	34,175	(5,384)	28,791	$0.014	$0.014
Stock-based compensation expense	—	(7,033)	(26,448)	(21,247)	—	54,728	—	54,728	10,475	44,253	(7,324)	36,929	$0.018	$0.018
Intangible asset amortization	—	(2,757)	—	(512)	—	3,269	—	3,269	1,154	2,115	(350)	1,765	$0.001	$0.001

VMware within EMC Non-GAAP (6)	$455,113	$71,221	$93,677	$191,304	$—	$98,911	$20	$98,931	$18,388	$80,543	$(13,058)	$67,485	$0.034	$0.033

											Wtd. Average Share O/S		2,011,508	2,030,048

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended June 30, 2009

(in thousands, except per share amounts)

Unaudited

(Continued)

The following costs are included in EMC Consolidated Non-GAAP and EMC Information Infrastructure Non-GAAP results

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and Other Special Charges	Operating Income	Other expense, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income Attributable to VMware	Net Income Attributable to EMC	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
Non-cash interest expense on convertible debt (7)	$—	$—	$—	$—	$—	$—	$(26,780)	$(26,780)	$(8,385)	$(18,395)	$—	$(18,395)	$(0.009)	$(0.009)
Transition costs (8)	—	1,342	1,616	5,951	—	(8,909)	—	(8,909)	(2,341)	(6,568)	—	(6,568)	$(0.003)	$(0.003)

	$—	$1,342	$1,616	$5,951	$—	$(8,909)	$(26,780)	$(35,689)	$(10,726)	$(24,963)	$—	$(24,963)	$(0.012)	$(0.012)

(1)	Represents EMC Consolidated GAAP excluding restructuring and other special charges.
(2)	Represents EMC Consolidated Adjusted excluding stock-based compensation expense and intangible asset amortization.
(3)	Represents EMC Information Infrastructure GAAP excluding restructuring and other special charges.
(4)	Represents EMC Information Infrastructure Adjusted excluding stock-based compensation expense and intangible asset amortization.
(5)	Represents VMware within EMC GAAP.
(6)	Represents VMware within EMC excluding stock-based compensation expense and intangible asset amortization.
(7)	Represents the non-cash interest charge associated with our convertible senior notes due 2011 and 2013 totaling $3,450 million required to be recognized pursuant to FSP 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”.
(8)	Represents incremental costs incurred to transform our current cost structure to a more streamlined cost structure.

Note: schedule may not add due to rounding

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended March 31, 2009

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring Charge	Operating Income	Other Expense, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income Attributable to VMware	Net Income Attributable to EMC	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
EMC Consolidated GAAP	$3,150,762	$1,467,507	$383,293	$1,024,773	$15,572	$259,617	$(16,457)	$243,160	$37,815	$205,345	$(11,276)	$194,069	$0.097	$0.096
Restructuring charge	—	—	—	—	(15,572)	15,572	—	15,572	6,115	9,457	—	9,457	$0.005	$0.005

EMC Consolidated Adjusted (1)	3,150,762	1,467,507	383,293	1,024,773	—	275,189	(16,457)	258,732	43,930	214,802	(11,276)	203,526	$0.101	$0.101
Stock-based compensation expense	—	(19,894)	(41,242)	(51,511)	—	112,647	—	112,647	24,340	88,307	(6,672)	81,635	$0.041	$0.040
Intangible asset amortization	—	(30,610)	(3,210)	(25,368)	—	59,188	—	59,188	20,321	38,867	(345)	38,522	$0.019	$0.019

EMC Consolidated Non-GAAP (2)	$3,150,762	$1,417,003	$338,841	$947,894	$—	$447,024	$(16,457)	$430,567	$88,591	$341,976	$(18,293)	$323,683	$0.161	$0.160

EMC Information Infrastructure GAAP	$2,680,361	$1,392,825	$278,499	$823,249	$15,572	$170,216	$(13,508)	$156,708	$22,081	$134,627	$—	$134,627	$0.067	$0.067
Restructuring charge	—	—	—	—	(15,572)	15,572	—	15,572	6,115	9,457	—	9,457	$0.005	$0.005

EMC Information Infrastructure Adjusted (3)	2,680,361	1,392,825	278,499	823,249	—	185,788	(13,508)	172,280	28,196	144,084	—	144,084	$0.072	$0.071
Stock-based compensation expense	—	(14,233)	(17,312)	(29,404)	—	60,949	—	60,949	14,030	46,919	—	46,919	$0.023	$0.023
Intangible asset amortization	—	(27,853)	(3,210)	(24,816)	—	55,879	—	55,879	19,153	36,726	—	36,726	$0.018	$0.018

EMC Information Infrastructure Non-GAAP (4)	$2,680,361	$1,350,739	$257,977	$769,029	$—	$302,616	$(13,508)	$289,108	$61,379	$227,729	$—	$227,729	$0.113	$0.113

VMware standalone GAAP	$470,310	$75,003	$105,401	$203,003	$—	$86,903	$(1,436)	$85,467	$15,532	$69,935	$—	$69,935	$0.035	$0.035
GAAP adjustments and eliminations	91	(321)	(607)	(1,479)	—	2,498	(1,513)	985	202	783	(11,276)	(10,493)	$(0.005)	$(0.005)

VMware within EMC GAAP (5)	470,401	74,682	104,794	201,524	—	89,401	(2,949)	86,452	15,734	70,718	(11,276)	59,442	$0.030	$0.029
Stock-based compensation expense	—	(5,661)	(23,930)	(22,107)	—	51,698	—	51,698	10,310	41,388	(6,672)	34,716	$0.017	$0.017
Intangible asset amortization	—	(2,757)	—	(552)	—	3,309	—	3,309	1,168	2,141	(345)	1,796	$0.001	$0.001

VMware within EMC Non-GAAP (6)	$470,401	$66,264	$80,864	$178,865	$—	$144,408	$(2,949)	$141,459	$27,212	$114,247	$(18,293)	$95,954	$0.048	$0.047

Wtd. Average Share O/S													2,008,915	2,021,062

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended March 31, 2009

(in thousands, except per share amounts)

Unaudited

(Continued)

The following costs are included in EMC Consolidated Non-GAAP and EMC Information Infrastructure Non-GAAP results

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring Charge	Operating Income	Other expense, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income Attributable to VMware	Net Income Attributable to EMC	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
Non-cash interest expense on convertible debt (7)	$—	$—	$—	$—	$—	$—	$(26,299)	$(26,299)	$(8,234)	$(18,065)	$—	$(18,065)	$(0.009)	$(0.009)
Transition costs (8)	—	896	393	8,366	—	(9,655)	—	(9,655)	(3,346)	(6,309)	—	(6,309)	$(0.003)	$(0.003)

	$—	$896	$393	$8,366	$—	$(9,655)	$(26,299)	$(35,954)	$(11,580)	$(24,374)	$—	$(24,374)	$(0.012)	$(0.012)

(1)	Represents EMC Consolidated GAAP excluding restructuring charge.
(2)	Represents EMC Consolidated Adjusted excluding stock-based compensation expense and intangible asset amortization.
(3)	Represents EMC Information Infrastructure GAAP excluding restructuring charge.
(4)	Represents EMC Information Infrastructure Adjusted excluding stock-based compensation expense and intangible asset amortization.
(5)	Represents VMware within EMC GAAP.
(6)	Represents VMware within EMC excluding stock-based compensation expense and intangible asset amortization.
(7)	Represents the non-cash interest charge associated with our convertible senior notes due 2011 and 2013 totaling $3,450 million required to be recognized pursuant to FSP 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”.
(8)	Represents incremental costs incurred to transform our current cost structure to a more streamlined cost structure.

Note: schedule may not add due to rounding.

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended June 30, 2008

(in thousands, except per share amounts)

Unaudited

		Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and IPR&D	Operating Income	Other Income, net	Income Before Taxes	Income Tax Provision (Benefit)	Net Income	Net Income Attributable to VMware	Net Income Attributable to EMC	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
	Revenue
EMC Consolidated GAAP	$3,673,874	$1,645,304	$442,502	$1,135,674	$—	$450,394	$11,875	$462,269	$94,432	$367,837	$(7,713)	$360,124	$0.175	$0.171
Stock-based compensation expense	—	(19,058)	(39,433)	(61,829)	—	120,320	—	120,320	26,455	93,865	(5,043)	88,822	$0.043	$0.042
Intangible asset amortization	—	(39,268)	(2,866)	(26,743)	—	68,877	—	68,877	23,045	45,832	(375)	45,457	$0.022	$0.022

EMC Consolidated Non-GAAP (1)	$3,673,874	$1,586,978	$400,203	$1,047,102	$—	$639,591	$11,875	$651,466	$143,932	$507,534	$(13,131)	$494,403	$0.240	$0.235

EMC Information Infrastructure GAAP	$3,221,299	$1,564,859	$327,917	$937,000	$—	$391,523	$8,313	$399,836	$83,024	$316,812	$—	$316,812	$0.154	$0.151
Stock-based compensation expense	—	(12,486)	(19,631)	(43,307)	—	75,424	—	75,424	15,770	59,654	—	59,654	$0.029	$0.028
Intangible asset amortization	—	(36,974)	(2,866)	(25,198)	—	65,038	—	65,038	21,752	43,286	—	43,286	$0.021	$0.021

EMC Information Infrastructure Non-GAAP (2)	$3,221,299	$1,515,399	$305,420	$868,495	$—	$531,985	$8,313	$540,298	$120,546	$419,752	$—	$419,752	$0.204	$0.200

VMware standalone GAAP	$456,128	$80,531	$114,128	$200,469	$—	$61,000	$3,101	$64,101	$11,765	$52,336	$—	$52,336	$0.025	$0.025
GAAP adjustments and eliminations	(3,553)	(86)	457	(1,795)	—	(2,129)	461	(1,668)	(357)	(1,311)	(7,713)	(9,024)	$(0.004)	$(0.005)

VMware within EMC GAAP (3)	452,575	80,445	114,585	198,674	—	58,871	3,562	62,433	11,408	51,025	(7,713)	43,312	$0.021	$0.020
Stock-based compensation expense	—	(6,572)	(19,802)	(18,522)	—	44,896	—	44,896	10,685	34,211	(5,043)	29,168	$0.014	$0.014
Intangible asset amortization	—	(2,294)	—	(1,545)	—	3,839	—	3,839	1,293	2,546	(375)	2,171	$0.001	$0.001

VMware within EMC Non-GAAP (4)	$452,575	$71,579	$94,783	$178,607	$—	$107,606	$3,562	$111,168	$23,386	$87,782	$(13,131)	$74,651	$0.036	$0.035

											Wtd. Average Share O/S		2,057,766	2,094,795

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended June 30, 2008

(in thousands, except per share amounts)

Unaudited

(Continued)

The following costs are included in EMC Consolidated Non-GAAP and EMC Information Infrastructure Non-GAAP results

		Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and IPR&D	Operating Income	Other Income, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income Attributable to VMware	Net Income Attributable to EMC	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
	Revenue
Non-cash interest expense on convertible debt (5)	$—	$—	$—	$—	$—	$—	$(25,250)	$(25,250)	$(7,906)	$(17,344)	$—	$(17,344)	$(0.008)	$(0.008)

(1)	Represents EMC Consolidated GAAP excluding stock-based compensation expense and intangible asset amortization.
(2)	Represents EMC Information Infrastructure GAAP excluding stock-based compensation expense and intangible asset amortization.
(3)	Represents VMware within EMC GAAP.
(4)	Represents VMware within EMC excluding stock-based compensation expense and intangible asset amortization.
(5)	Represents the non-cash interest charge associated with our convertible senior notes due 2011 and 2013 totaling $3,450 million required to be recognized pursuant to FSP 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”.

Note: schedule may not add due to rounding

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended March 31, 2008

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and IPR&D	Operating Income	Other Income, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income Attributable to VMware	Net Income Attributable to EMC	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
EMC Consolidated GAAP	$3,470,059	$1,560,664	$433,514	$1,082,215	$78,847	$314,819	$29,308	$344,127	$86,319	$257,808	$(6,161)	$251,647	$0.121	$0.118
IPR&D	—	—	—	—	(79,204)	79,204	—	79,204	—	79,204	—	79,204	$0.038	$0.038

EMC Consolidated Adjusted (1)	3,470,059	1,560,664	433,514	1,082,215	(357)	394,023	29,308	423,331	86,319	337,012	(6,161)	330,851	$0.159	$0.156
Stock-based compensation expense	—	(18,312)	(38,825)	(61,950)	—	119,087	—	119,087	27,831	91,256	(5,095)	86,161	$0.042	$0.041
Intangible asset amortization	—	(38,198)	(3,011)	(24,791)	—	66,000	—	66,000	22,533	43,467	(349)	43,118	$0.021	$0.020

EMC Consolidated Non-GAAP (2)	$3,470,059	$1,504,154	$391,678	$995,474	$(357)	$579,110	$29,308	$608,418	$136,683	$471,735	$(11,605)	$460,130	$0.222	$0.217

EMC Information Infrastructure GAAP	$3,031,889	$1,483,604	$315,428	$890,640	$78,847	$263,370	$26,669	$290,039	$77,600	$212,439	$—	$212,439	$0.102	$0.101
IPR&D	—	—	—	—	(79,204)	79,204	—	79,204	—	79,204	—	79,204	$0.038	$0.038

EMC Information Infrastructure Adjusted (3)	3,031,889	1,483,604	315,428	890,640	(357)	342,574	26,669	369,243	77,600	291,643	—	291,643	$0.141	$0.138
Stock-based compensation expense	—	(12,136)	(17,912)	(44,412)	—	74,460	—	74,460	18,834	55,626	—	55,626	$0.027	$0.026
Intangible asset amortization	—	(35,888)	(3,011)	(23,250)	—	62,149	—	62,149	21,122	41,027	—	41,027	$0.020	$0.019

EMC Information Infrastructure Non-GAAP (4)	$3,031,889	$1,435,580	$294,505	$822,978	$(357)	$479,183	$26,669	$505,852	$117,557	$388,295	$—	$388,295	$0.187	$0.184

VMware standalone GAAP	$438,175	$77,170	$119,255	$193,359	$—	$48,391	$2,639	$51,030	$7,975	$43,055	$—	$43,055	$0.021	$0.020
GAAP adjustments and eliminations	(5)	(110)	(1,169)	(1,784)	—	3,058	—	3,058	744	2,314	(6,161)	(3,847)	$(0.002)	$(0.003)

VMware within EMC GAAP (5)	438,170	77,060	118,086	191,575	—	51,449	2,639	54,088	8,719	45,369	(6,161)	39,208	$0.019	$0.018
Stock-based compensation expense	—	(6,176)	(20,913)	(17,538)	—	44,627	—	44,627	8,997	35,630	(5,095)	30,535	$0.015	$0.014
Intangible asset amortization	—	(2,310)	—	(1,541)	—	3,851	—	3,851	1,411	2,440	(349)	2,091	$0.001	$0.001

VMware within EMC Non-GAAP (6)	$438,170	$68,574	$97,173	$172,496	$—	$99,927	$2,639	$102,566	$19,126	$83,440	$(11,605)	$71,834	$0.035	$0.033

Wtd. Average Share O/S													2,075,152	2,110,805

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended March 31, 2008

(in thousands, except per share amounts)

Unaudited

(Continued)

The following costs are included in EMC Consolidated Non-GAAP and EMC Information Infrastructure Non-GAAP results

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and IPR&D	Operating Income	Other Income, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income Attributable to VMware	Net Income Attributable to EMC	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
Non-cash interest expense on convertible debt (7)	$—	$—	$—	$—	$—	$—	$(25,027)	$(25,027)	$(7,836)	$(17,191)	$—	$(17,191)	$(0.008)	$(0.008)

(1)	Represents EMC Consolidated GAAP excluding IPR&D.
(2)	Represents EMC Consolidated Adjusted excluding stock-based compensation expense and intangible asset amortization.
(3)	Represents EMC Information Infrastructure GAAP excluding IPR&D.
(4)	Represents EMC Information Infrastructure Adjusted less stock-based compensation expense and intangible asset amortization.
(5)	Represents VMware within EMC GAAP.
(6)	Represents VMware within EMC excluding stock-based compensation expense and intangible asset amortization.
(7)	Represents the non-cash interest charge associated with our convertible senior notes due 2011 and 2013 totaling $3,450 million required to be recognized pursuant to FSP 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”.

Note: schedule may not add due to rounding

EMC CORPORATION

Consolidated Balance Sheets

(in thousands, except per share amounts)

Unaudited

	June 30,	December 31,
	2009	2008
		(As Adjusted)
ASSETS
Current assets:
Cash and cash equivalents	$6,422,760	$5,843,685
Short-term investments	835,490	963,292
Accounts and notes receivable, less allowance for doubtful accounts of $52,761 and $48,080	1,855,986	2,252,640
Inventories	773,528	842,803
Deferred income taxes	457,193	477,101
Other current assets	341,305	285,508

Total current assets	10,686,262	10,665,029
Long-term investments	2,765,946	2,370,493
Property, plant and equipment, net	2,229,053	2,223,007
Intangible assets, net	698,180	795,616
Goodwill, net	7,109,565	7,046,799
Other assets, net	998,326	773,631

Total assets	$24,487,332	$23,874,575

LIABILITIES & SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$697,389	$757,405
Accrued expenses	1,812,674	1,901,884
Securities lending payable	260,125	412,321
Income taxes payable	—	136,802
Deferred revenue	2,137,173	2,010,024

Total current liabilities	4,907,361	5,218,436
Income taxes payable	226,517	255,182
Deferred revenue	1,208,825	1,182,360
Deferred income taxes	454,516	389,787
Long-term convertible debt	3,045,022	2,991,943
Other liabilities	196,730	180,917

Total Liabilities	10,038,971	10,218,625

Commitments and contingencies
EMC Corporation’s Shareholders’ equity:
Preferred stock, par value $.01; authorized 25,000 shares, none outstanding	—	—
Common stock, par value $.01; authorized 6,000,000 shares; issued 2,022,048 and 2,012,938 shares	20,220	20,129
Additional paid-in capital	3,105,717	2,817,054
Retained earnings	11,070,513	10,671,212
Accumulated other comprehensive loss	(141,487)	(179,952)

Total EMC Corporation’s shareholders’ equity	14,054,963	13,328,443
Non-controlling interest in VMware, Inc.	393,398	327,507

Total shareholders’ equity	14,448,361	13,655,950

Total liabilities and shareholders’ equity	$24,487,332	$23,874,575

EMC CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	Six Months Ended
	June 30, 2009	June 30, 2008
		(As Adjusted)
Cash flows from operating activities:
Cash received from customers	$6,951,380	$7,585,822
Cash paid to suppliers and employees	(5,348,576)	(5,947,544)
Dividends and interest received	73,448	135,058
Interest paid	(35,900)	(36,778)
Income taxes paid	(202,273)	(199,689)

Net cash provided by operating activities	1,438,079	1,536,869

Cash flows from investing activities:
Additions to property, plant and equipment	(205,512)	(326,449)
Capitalized software development costs	(151,774)	(118,848)
Purchases of short and long-term available for sale securities	(3,315,606)	(1,005,655)
Sales and maturities of short and long-term available for sale securities	3,078,580	1,572,954
Purchase of Data Domain common stock	(65,000)	—
Acquisitions, net of cash acquired	(98,860)	(604,788)
Increase in strategic and other related investments	(107,055)	(3,060)

Net cash used in investing activities	(865,227)	(485,846)

Cash flows from financing activities:
Issuance of EMC’s common stock from the exercise of stock options	84,028	156,220
Issuance of VMware’s common stock from the exercise of stock options	81,606	133,327
Repayments on securities lending	(152,196)	—
Repurchase of EMC’s common stock	—	(686,950)
Excess tax benefits from stock-based compensation	6,715	88,613
Payment of short and long-term obligations	(19,364)	(5,279)
Proceeds from short and long-term obligations	1,116	1,820

Net cash used in financing activities	1,905	(312,249)

Effect of exchange rate changes on cash	4,318	(1,638)

Net increase in cash and cash equivalents	579,075	737,136
Cash and cash equivalents at beginning of period	5,843,685	4,482,211

Cash and cash equivalents at end of period	$6,422,760	$5,219,347

Reconciliation of net income to net cash provided by operating activities:
Net income	$415,961	$625,645
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	509,066	517,692
Non-cash interest expense on convertible debt	53,079	50,277
Non-cash restructuring and in-process research and development	9,300	80,970
Stock-based compensation expense	234,531	239,405
Increase in provision for doubtful accounts	7,219	8,576
Deferred income taxes, net	60,067	10,431
Excess tax benefits from stock-based compensation	(6,715)	(88,613)
Other	450	(5,123)
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	391,899	160,492
Inventories	(9,910)	12,668
Other assets	(37,540)	(35,719)
Accounts payable	(27,915)	(61,343)
Accrued expenses	(134,894)	(248,139)
Income taxes payable	(186,480)	(32,677)
Deferred revenue	144,148	272,821
Other liabilities	15,813	29,506

Net cash provided by operating activities	$1,438,079	$1,536,869

EMC Corporation

Reconciliation of Cash Flow from Operations to Free Cash Flow

(in thousands)

Unaudited

	Three Months Ended		Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
EMC Consolidated
Cash flow from Operations	$574,388	$618,577	$1,438,079	$1,536,869
Capital Expenditures	(110,192)	(179,937)	(205,512)	(326,449)
Capitalized Software	(64,147)	(64,527)	(151,774)	(118,848)

Free Cash Flow	$400,049	$374,113	$1,080,793	$1,091,572

VMware within EMC
Cash flow from Operations	$225,351	$126,699	$466,294	$232,757
Capital Expenditures	(23,323)	(45,324)	(47,649)	(86,343)
Capitalized Software	(14,745)	(11,770)	(44,680)	(15,934)

Free Cash Flow	$187,283	$69,605	$373,965	$130,480

EMC Information Infrastructure
Cash flow from Operations	$349,037	$491,878	$971,785	$1,304,112
Capital Expenditures	(86,869)	(134,613)	(157,863)	(240,106)
Capitalized Software	(49,402)	(52,757)	(107,094)	(102,914)

Free Cash Flow	$212,766	$304,508	$706,828	$961,092

Free cash flow for the three months ended June 30, 2009 includes intercompany tax payments of $85.4 million from EMC Information Infrastructure to VMware within EMC.

EMC Corporation

Reconciliation of EMC Information Storage Gross Margin GAAP to Non-GAAP

(In thousands)

Unaudited

	Q1 ‘07	Q2 ‘07	Q3 ‘07	Q4 ‘07	Q1 ‘08	Q2 ‘08	Q3 ‘08	Q4 ‘08	Q1 ‘09	Q2 ‘09
EMC Information Storage Gross Margin GAAP	$1,174,130	$1,269,402	$1,327,380	$1,524,768	$1,370,420	$1,455,853	$1,472,280	$1,571,111	$1,108,748	$1,179,673
Less: Stock-based compensation	12,755	11,516	9,530	8,853	10,131	10,406	13,060	13,877	11,885	12,686
Intangible asset amortization	8,343	8,352	8,885	9,727	10,374	11,394	11,614	11,681	8,217	8,167

EMC Information Storage Gross Margin Non-GAAP	$1,195,228	$1,289,270	$1,345,795	$1,543,348	$1,390,925	$1,477,653	$1,496,954	$1,596,669	$1,128,850	$1,200,526

EMC Corporation

Reconciliation of Expected EMC Information Storage Gross Margin Percentage

Second Half of 2009

EMC Information Storage Gross Margin GAAP Percentage	50.0%
Stock-based compensation	0.6
Intangible asset amortization	0.4

EMC Information Storage Gross Margin Non-GAAP Percentage	51.0%

EMC Corporation

Supplemental

Revenue Analysis

(in thousands)

Unaudited

Supplemental Revenue Data

	Q1 2008	Q2 2008	Q3 2008	Q4 2008	YTD 2008	Q1 2009	Q2 2009
Information Storage:
Product Revenue	$1,903,639	$2,018,026	$2,056,498	$2,285,366	$8,263,529	$1,572,408	$1,632,309
Services Revenue	808,190	855,221	851,825	853,539	3,368,775	790,932	842,558

Total Information Storage Revenue	$2,711,829	$2,873,247	$2,908,323	$3,138,905	$11,632,304	$2,363,340	$2,474,867

Content Management and Archiving:
Product Revenue	$61,128	$73,415	$62,576	$81,054	$278,173	$58,710	$60,792
Services Revenue	124,075	130,591	125,493	127,316	507,475	115,605	119,445

Total Content Management and Archiving Revenue	$185,203	$204,006	$188,069	$208,370	$785,648	$174,315	$180,237

Security:
Product Revenue	$81,683	$89,067	$88,779	$95,534	$355,063	$80,671	$84,080
Services Revenue	53,174	54,979	58,561	59,498	226,212	62,035	63,055

Total Security Revenue	$134,857	$144,046	$147,340	$155,032	$581,275	$142,706	$147,135

EMC Information Infrastructure:
Product Revenue	$2,046,450	$2,180,508	$2,207,853	$2,461,954	$8,896,765	$1,711,789	$1,777,181
Services Revenue	985,439	1,040,791	1,035,879	1,040,353	4,102,462	968,572	1,025,058

Total EMC Information Infrastructure Revenue	$3,031,889	$3,221,299	$3,243,732	$3,502,307	$12,999,227	$2,680,361	$2,802,239

VMware:
Product Revenue	$293,980	$281,143	$285,088	$314,840	$1,175,051	$257,331	$228,089
Services Revenue	144,190	171,432	186,772	199,491	701,885	213,070	227,024

Total VMware Revenue	$438,170	$452,575	$471,860	$514,331	$1,876,936	$470,401	$455,113

Consolidated Revenues
Product Revenue	$2,340,430	$2,461,651	$2,492,941	$2,776,794	$10,071,816	$1,969,120	$2,005,270
Services Revenue	1,129,629	1,212,223	1,222,651	1,239,844	4,804,347	1,181,642	1,252,082

Total Consolidated Revenues	$3,470,059	$3,673,874	$3,715,592	$4,016,638	$14,876,163	$3,150,762	$3,257,352

Percentage impact to EMC revenue growth rate due to changes in exchange rates from the prior year	2.3%	2.7%	1.2%	(2.3)%	0.8%	(3.5)%	(3.7)%